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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES
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                                                                    Exhibit (21)


                           ROWE FURNITURE CORPORATION
                         AND WHOLLY-OWNED SUBSIDIARIES


                              LIST OF SUBSIDIARIES
                              --------------------


The Company has five wholly-owned subsidiaries:

(1)  Rowe Industries, Inc., a Virginia Corporation
(2)  Rowe Properties, Inc., a California Corporation
(3)  Rowe ShowPlace, Inc., a Virginia Corporation
(4)  Rowe Worldwide, Inc., a US Virgin Islands Corporation
(5)  The Wexford Collection, Inc., a California Corporation